Exhibit 5

[Target Corporation Letterhead]

October 31, 2005

Target Receivables Corporation

1000 Nicollet Mall

Suite 3136

Minneapolis, MN 55402

Re:	Registration Statement on Form S-1
Registration No. 333-127864

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Corporate Secretary of Target Corporation, a Minnesota corporation (“Target”) and have acted as counsel to Target Receivables Corporation, a Minnesota corporation (“TRC”), in connection with the preparation of the Registration Statement on Form S-1 (Registration No. 333-127864), as amended (together with the amendments thereto, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules or regulations promulgated thereunder, for the registration under the Securities Act of:

(i)            $750,000,000 Class A Floating Rate Asset-Backed Notes (the “Class A Notes”) to be issued by Target Credit Card Owner Trust 2005-1, a Delaware statutory trust (the “Issuer”), to be formed pursuant to a trust agreement (the “Trust Agreement”), by and between TRC, as Depositor (the “Depositor”) and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee (the “Owner Trustee”), and

(ii)           an investor certificate (the “Collateral Certificate”) of the Target Credit Card Master Trust, a Delaware common law trust (the “Master Trust”).

The Class A Notes will be issued pursuant to an indenture (the “Indenture”), by and between the Issuer and Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as Indenture Trustee (the “Indenture Trustee”).   The Collateral Certificate will be issued by the Master Trust pursuant to a Series 2005-1 supplement (the “Series Supplement”) to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000 (the “Pooling and Servicing Agreement”), by and among TRC, as Transferor (in such capacity, the “Transferor”), Target National Bank, as Servicer (in such capacity, the “Servicer”), and Wells Fargo, as Trustee (the “Trustee”), and will be deposited in the Issuer by TRC pursuant to a deposit and administration agreement (the “Deposit and Administration Agreement”), by and between TRC, as Depositor and Administrator (in such capacities, the “Depositor” and “Administrator,” respectively) and the Issuer.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Registration Statement.

This opinion is being delivered pursuant to Item 601(b)(5) of Regulation S-K of the Securities Act.

In connection herewith, I, or the attorneys over whom I exercise supervision, have examined and relied upon the forms of the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement, each originally filed with the Registration Statement on Form S-3 (Registration No. 333-95585) and incorporated by reference to the Registration Statement, and the forms of the Series Supplement, the Deposit and Administration Agreement, the Trust Agreement, the Indenture and the Underwriting Agreement which are being filed as exhibits to the Registration Statement.  The Bank Receivables Purchase Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Series Supplement, the Deposit and Administration Agreement, the Trust Agreement, the Indenture and the Underwriting Agreement, are collectively hereinafter referred to as the “Transaction Documents.”  We have also examined such corporate records, certificates and other documents, and reviewed such questions of law as we deemed appropriate for this opinion.

Based upon the foregoing, I am of the opinion that:

1.                                       With respect to the Collateral Certificate, when: (a) the Registration Statement becomes effective pursuant to the provisions of the Securities Act, (b) the Series Supplement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the parties thereto, and (c) the Collateral Certificate has been duly executed and issued by the Transferor, authenticated by the Trustee, and deposited by the Transferor in the Issuer in accordance with the terms and conditions of the related Transaction Documents in the manner described in the Registration Statement, the Collateral Certificate shall be duly authorized by all necessary action of the Transferor and will be legally issued and entitled to the benefits of the Series Supplement and will constitute valid and binding obligations of the Transferor.

2.                                       With respect to the Class A Notes, when: (a) the Registration Statement becomes effective pursuant to the provisions of the Securities Act, (b) the Indenture has been duly authorized, executed and delivered by the parties thereto and has been duly qualified under the Trust Indenture Act of 1939, as amended, and (c) the Class A Notes have been duly executed and issued by the Issuer, authenticated by the Indenture Trustee, and delivered by TRC against payment therefore, in accordance with the terms and conditions of the related Transaction Documents in the manner described in the Registration Statement, the Class A Notes will have been duly authorized by all necessary action of the Issuer and will be legally issued and entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Issuer.

In rendering the foregoing opinions, I have assumed the accuracy and truthfulness of all public records of TRC and of all certifications, documents and other proceedings examined by me that have been produced by officials of TRC acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations.  I have also assumed the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings.  In addition, I have assumed that the applicable Transaction Documents, Collateral Certificate and Class A Notes will be executed and delivered in substantially the form filed as exhibits to the Registration Statement, and that the Class A Notes will be sold as described therein.  I express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota and the federal laws of the United States of America.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the Prospectus included in the Registration Statement without implying or admitting that I am an “expert” within the meaning of the Securities Act or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                Very truly yours,

/s/ Timothy R. Baer
Timothy R. Baer
Senior Vice President,
General Counsel and Corporate Secretary